EXHIBIT 10.4

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of August 10, 2011, is entered into by and among AVG HOLDING COÖPERATIEF U.A., a cooperative (coöperatie) organized and existing under the laws of The Netherlands, having its statutory seat in Amsterdam, The Netherlands and registered with the trade register of the Chamber of Commerce in The Netherlands under number 52197204 (“AVG Holding”), AVG TECHNOLOGIES N.V., a public limited liability company (naamloze vennootschap) organized and existing under the laws of The Netherlands, having its statutory seat in Amsterdam, The Netherlands and registered with the trade register of the Chamber of Commerce in The Netherlands under number 34231583 (“AVG Technologies”), the other Guarantors party hereto and the Lenders party hereto, and relates to that certain Credit Agreement, dated as of March 15, 2011 (the “Credit Agreement”), by and among AVG Holding, AVG Technologies, the Lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc., as syndication agent.

RECITALS

WHEREAS, AVG Holding and AVG Technologies, through their Subsidiaries AVG Technologies GER GmbH and AVG Technologies CY Limited, desire to acquire 100% of the Capital Stock and all Intellectual Property and certain other assets of TuneUp Software GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized and existing under the laws of the Federal Republic of Germany (the “German Software Acquisition”); and

WHEREAS, AVG Holding and AVG Technologies have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement to permit the German Software Acquisition, permit certain transactions in connection with other Permitted Acquisitions and otherwise provide their confirmation, consent and authorization, in each case, as provided for herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

SECTION 2

AMENDMENTS, CERTIFICATIONS AND CONSENT

Section 2.01. Amendments to Section 1.1 of the Credit Agreement.

Section 1.1 of the Credit Agreement is hereby amended by:

(a) adding the following definitions to Section 1.1 in proper alphabetical order:

“Cyprus Subsidiary”: AVG Technologies CY Limited, a company incorporated with limited liability under the laws of the Republic of Cyprus with registration number 151376 and a Subsidiary of AVG Technologies.

“German Acquisition”: the acquisition by the German Subsidiary of 100% of the Capital Stock of the German Acquired Entity pursuant to and in accordance with the TuneUp Share Purchase Agreement and the acquisition by the Cyprus Subsidiary of all Intellectual Property and certain other assets of the German Acquired Entity pursuant to and in accordance with the TuneUp Asset Purchase Agreement.

“German Acquisition Stock”: as defined in Section 6.5(d)(iv).

“German Acquired Entity”: TuneUp Software GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized and existing under the laws of the Federal Republic of Germany.

“German Share Exchange Agreement”: the Share Subscription and Exchange Agreement, dated on the second day of the Closing Date (as defined in the TuneUp Share Purchase Agreement), by and among the German Subsidiary, the German Stockholders and AVG Technologies, providing for the exchange of the German Acquisition Stock for Capital Stock in AVG Technologies in an aggregate amount not to exceed EUR 11,500,000 and substantially in the form of Schedule 3 to the TuneUp Share Purchase Agreement.

“German Stockholders”: collectively, (i) Blitz F11-Eins-Null GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized and existing under the laws of the Federal Republic of Germany, (ii) Christoph Laumann, an individual, and (iii) Tibor Schiemann, an individual.

“German Subsidiary”: AVG Technologies GER GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized and existing under the laws of the Federal Republic of Germany, and a direct Subsidiary of AVG Technologies.

“Seller”: any Person that (a) owns, directly or indirectly, an Acquired Business or Entity to be acquired by a Loan Party and (b) enters into one or more acquisition agreements or related transaction documents to sell, assign, convey, transfer or otherwise dispose of such Acquired Business or Entity to a Loan Party in one or more Permitted Acquisitions.

“TuneUp Asset Purchase Agreement”: the Asset Purchase Agreement, dated on the first day of the Closing Date (as defined in the TuneUp Share Purchase Agreement), by and among the Cyprus Subsidiary, the German Acquired Entity and AVG Technologies, providing for the purchase of all Intellectual Property and certain other assets of the German Acquired Entity by the Cyprus Subsidiary for a purchase price equal to EUR 5,000,000 and substantially in the form of Schedule A to the TuneUp Share Purchase Agreement.

“TuneUp Share Purchase Agreement”: the Share Purchase Agreement, dated as of July 30, 2011, by and among the German Subsidiary, the Cyprus Subsidiary, the German Stockholders and AVG Technologies, providing for the sale and contribution of 100% of the Capital Stock of the German Acquired Entity by the German Stockholders to the German Subsidiary in exchange for an initial purchase price equal to EUR 18,934,054, 20% of the Capital Stock of the German Subsidiary and a deferred purchase price not to exceed EUR 10,000,000.

; and

(b) amending and restating the definition of “Change in Control” therein in its entirety to read as follows:

“Change in Control”: (a)(i) at all times while AVG Holding exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, AVG Holding at any time shall cease to legally or beneficially own 100% of the Capital Stock of AVG Technologies or such lesser percentage resulting from (A) the exercise of stock options with respect to the Capital Stock of AVG Technologies set forth on Schedule 3.14 as of the Closing Date and similar stock options issued after the Closing Date in the ordinary course of business, (B) the issuance by AVG Technologies of Class C shares, par value EUR 0.01 per share, to the German Stockholders of the Capital Stock of AVG Technologies with an aggregate value not to exceed EUR 11,500,000 as calculated on the dates of determination and in the manner specified in the German Share Exchange Agreement and (C) the issuance by AVG Technologies of Capital Stock consisting of common stock or equivalent equity interests to one or more Sellers of an Acquired Business or Entity in connection with a Permitted Acquisition, provided that such lesser percentage resulting from, and after giving effect to, the exercise of all stock options pursuant to clause (A) above, the issuance of all Class C shares pursuant to clause (B) above and the issuance of all Capital Stock pursuant to clause (C) above shall not be less than 74% of the Capital Stock of AVG Technologies on a fully diluted basis at any time, and (ii) at any time after the consummation of the Borrowers’ Consolidation, the Surviving Borrower at any time shall cease to legally or beneficially own 100% of the Capital Stock of New Dutch Holdco, (b) the Permitted Investors (collectively) shall fail to, directly or, at all times while AVG Holding exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, through AVG Holding, (i) own, or to have the power to vote or direct the voting of, Capital Stock of (A) at all times while AVG Technologies exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, AVG Technologies or (B) after the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, the Surviving Borrower, in each case, representing more than 30% of the voting power of the total outstanding Capital Stock of AVG Technologies or the Surviving Borrower, as applicable, or (ii) own Capital Stock representing more than 30% of the total economic interests of the Capital Stock of (A) at all times while AVG Technologies exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, AVG Technologies or (B) after the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, the Surviving Borrower, (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Investors, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such “person” or “group” shall be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a percentage of the aggregate outstanding Capital Stock of (i) at all times while AVG Technologies exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, AVG Technologies or (ii) after the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, the Surviving Borrower, in each case, representing more than the aggregate percentage of the aggregate outstanding Capital Stock of AVG Technologies or the Surviving Borrower, as applicable, then held by the Permitted Investors (collectively), directly or, at all times while AVG Holding exists as a separate legal entity and has not been subject to the Borrowers’ Consolidation pursuant to and in accordance with the Permitted Restructuring, through AVG Holding, or (d) any “change of control” or similar event shall occur under and with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000.

Section 2.02. Amendments to Section 5.2(b) of the Credit Agreement.

Section 5.2(b) of the Credit Agreement is hereby amended by:

(a) deleting the “and” immediately prior to “(C)”; and

(b) adding the following clause (D), immediately after clause (C):

, and (D) with respect to Compliance Certificates delivered prior to a Permitted IPO, a brief overview management discussion of the applicable Borrower’s financial condition and business during the quarterly or annual period, as the case may be, covered by such Compliance Certificate;

Section 2.03. Amendment to Section 5.9(c) of the Credit Agreement.

Section 5.9(c) of the Credit Agreement is hereby amended by adding the following parenthetical immediately at the end of clause (i) thereof:

(for the avoidance of doubt, solely with respect to the German Subsidiary, (A) AVG Technologies shall be required to deliver such amendments pursuant to this clause (i) and the certificates and other documents pursuant to clause (ii) below with respect to the German Subsidiary only upon (but not prior to, unless the German Subsidiary shall have become a Material Subsidiary for any other reason) the consummation of the German Acquisition and (B) upon the consummation of the German Acquisition, the obligations of the German Subsidiary and the obligation of any other Loan Party, to execute and deliver such amendments pursuant to this clause (i) and to deliver the certificates and other documents pursuant to clause (ii) below shall apply only to the Capital Stock of the German Subsidiary that is owned by AVG Technologies or any other Loan Party upon the consummation of the German Acquisition and at any time thereafter)

Section 2.04. Amendments to Section 5.11 of the Credit Agreement.

Section 5.11 of the Credit Agreement is hereby amended by:

(a) adding “(a)” at the beginning thereof;

(b) adding the following proviso immediately at the end of clause (a) thereof:

; provided that such telephone conference is not prohibited by (i) any “quiet period” imposed on the Borrowers in connection with a Permitted IPO or (ii) any other Requirement of Law

; and

(c) adding the following clause (b) immediately after Section 5.11(a):

(b) Within 10 Business Days of the delivery of a Compliance Certificate delivered prior to a Permitted IPO pursuant to Section 5.2(b) or Section 5.2(c) of this Agreement, schedule and make available one or more officers of the Borrowers to participate in an English language telephone conference with the Administrative Agent and the Lenders; provided that such telephone conference is not prohibited by (i) any “quiet period” imposed on the Borrowers in connection with a Permitted IPO or (ii) any other Requirement of Law.

Section 2.05. Amendments to Section 5.16 of the Credit Agreement.

Section 5.16 of the Credit Agreement is hereby amended by adding “(a)” at the beginning thereof and adding the following clause (b) immediately after Section 5.16(a):

(b) Deliver to the Administrative Agent an updated version of Schedule 3.14 promptly (but in any event within 10 Business Days) after the creation or acquisition of any new Subsidiaries or any other material change in the information described on the most current version of Schedule 3.14 and, effective upon such delivery, such updated version shall be deemed to be Schedule 3.14 to this Agreement for all purposes under this Agreement and all other Loan Documents until such Schedule 3.14 shall be further updated, supplemented or otherwise modified in accordance with this Section 5.16(b).

Section 2.06. Amendments to Section 6.2 of the Credit Agreement.

Section 6.2 of the Credit Agreement is hereby amended by:

(a) deleting the word “and” at the end of Section 6.2(f);

(b) replacing the “.” at the end of Section 6.2(g) with “;”; and

(c) adding the following Sections 6.2(h) and 6.2(i) immediately after Section 6.2(g):

(h) the Guarantee Obligation of AVG Technologies with respect to the obligation of the German Subsidiary to pay a deferred purchase price not to exceed EUR 10,000,000 pursuant to and in accordance with the TuneUp Share Purchase Agreement; provided that the aggregate amount of such Guarantee Obligation shall not exceed EUR 10,000,000 at any one time; and

(i) the Guarantee Obligation of AVG Technologies, the Surviving Borrower or New Dutch Holdco to one or more Sellers with respect to the obligations of one or more Subsidiaries of the Borrowers pursuant to acquisition agreements or related transaction documents entered into by such Sellers and such Subsidiaries in connection with a Permitted Acquisition.

Section 2.07. Amendments to Section 6.5(d) of the Credit Agreement.

Section 6.5(d) of the Credit Agreement is hereby amended by:

(a) replacing the “or” immediately prior to “(iii)” with “,”; and

(b) adding the following clauses (iv), (v) and (vi) immediately after clause (iii):

, (iv) with respect to the Capital Stock of the German Subsidiary only, to the German Stockholders solely as part of the purchase price payable by the German Subsidiary pursuant to and in accordance with the TuneUp Share Purchase Agreement and in an aggregate amount not to exceed 20% of the total outstanding Capital Stock of the German Subsidiary (the Capital Stock so sold or issued pursuant to this clause (iv), the “German Acquisition Stock”), (v) with respect to the Capital Stock of AVG Technologies only, to the German Stockholders in exchange for the German Acquisition Stock, Class C shares of AVG Technologies, par value EUR 0.01 per share, with an aggregate value not to exceed EUR 11,500,000 as calculated on the dates of determination and in the manner specified in the German Share Exchange Agreement; provided that such issuance does not result in a Change in Control or (vi) with respect to the Capital Stock of AVG Technologies only, to one or more Sellers in connection with a Permitted Acquisition; provided that such issuance does not result in a Change in Control;

Section 2.08. Amendments to Section 6.7 of the Credit Agreement.

Section 6.7 of the Credit Agreement is hereby amended by:

(a) deleting the word “and” at the end of Section 6.7(k);

(b) replacing the “.” at the end of Section 6.7(l) with “;”; and

(c) adding the following Sections 6.7(m), 6.7(n), 6.7(o) and 6.7(p) immediately after Section 6.7(l):

(m) Investments consisting of the purchase by the Cyprus Subsidiary of all Intellectual Property and certain other assets of the German Acquired Entity pursuant to and in accordance with the TuneUp Asset Purchase Agreement; provided that the aggregate amount of all Investments pursuant to this clause (m) shall not exceed EUR 5,000,000 at any time;

(n) Investments consisting of the purchase by AVG Technologies of the German Acquisition Stock from the German Stockholders pursuant to and in accordance with the German Share Exchange Agreement; provided that the aggregate amount of all Investments pursuant to this clause (n) shall not exceed EUR 11,500,000 at any time and such Investments shall be only in the form of (x) cash consideration and/or (y) Class C shares of AVG Technologies, par value EUR 0.01 per share, issued to the German Stockholders as permitted by Section 6.5(d)(v) of this Agreement;

(o) Investments consisting of the purchase by one or more Loan Parties of Intellectual Property of an Acquired Business or Entity from such Acquired Business or Entity in connection with the Permitted Acquisition of such Acquired Business or Entity so long as, after giving effect to such Investment, the conditions set forth in clauses (a), (c), (d) and (e) of the definition of “Permitted Acquisition” shall be satisfied in respect of such Investment; and

(p) Investments by any Loan Party in any Group Member that, prior to such Investment, is not a Loan Party solely for the purpose of loaning or advancing to such Group Member the amount of any consideration payable by such Group Member to one or more Sellers in a Permitted Acquisition in an aggregate amount not to exceed the aggregate amount of the consideration payable by such Group Member to consummate such Permitted Acquisition; provided that (i) if as a result of such Investment such Group Member is no longer an Immaterial Subsidiary, such Group Member shall upon such Investment become a Guarantor and otherwise comply with Sections 5.9 and 5.10 and (ii) any such Investment shall be evidenced by the Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents.

Section 2.09. Amendment to Section 6.14 of the Credit Agreement.

Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.14 Lines of Business. (a) With respect to each Borrower and New Dutch Holdco, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of (A) in the case of AVG Holding, the Capital Stock of AVG Technologies, (B) in the case of the Surviving Borrower, the Capital Stock of New Dutch Holdco and (C) in the case of each of AVG Technologies and New Dutch Holdco, the Capital Stock of its Subsidiaries, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (A) Indebtedness incurred pursuant to (1) Section 6.2(a) or (2) with respect to AVG Technologies, the Surviving Borrower and New Dutch Holdco only, Section 6.2(h) or 6.2(i), as applicable, and Liens incurred pursuant to Section 6.3(h), (B) nonconsensual obligations imposed by operation of law, (C) obligations pursuant to the Loan Documents to which it is a party and (D) obligations with respect to its Capital Stock or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by such Borrower or New Dutch Holdco in accordance with Section 6.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than its ownership of (A) in the case of AVG Holding, the Capital Stock of AVG Technologies, (B) in the case of the Surviving Borrower, the Capital Stock of New Dutch Holdco and (C) in the case of each AVG Technologies and New Dutch Holdco, the Capital Stock of its Subsidiaries and any assets acquired pursuant to Section 6.4(b), provided that (1) AVG Technologies may issue Capital Stock (x) in connection with the Permitted IPO, (y) constituting Class C shares, par value EUR 0.01 per share, to the German Stockholders with an aggregate value not to exceed EUR 11,500,000 as calculated on the dates of determination and in the manner specified in the German Share Exchange Agreement, provided that such issuance does not result in a Change in Control or (z) in connection with a Permitted Acquisition, provided that such issuance does not result in a Change in Control, (2) each Borrower and New Dutch Holdco may enter into the Permitted Restructuring and consummate the transactions set forth in Schedule 1.1E and (3) AVG Technologies may acquire, hold and license Intellectual Property, provided that there is no Indebtedness or other net financial obligations or liabilities connected or associated therewith, or (b) with respect to each Group Member, enter into any business, either directly or through any Subsidiary, except for those businesses in which a Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto (it being understood that each of the following is reasonably related thereto for purposes of this Section 6.14(b): services with respect to security, search, social media and data provision via the Internet or other mobile or digital technology, online advertising and related industries and adjacent markets involving security related products or other electronically distributed software).

Section 2.10. Amendment to Schedule 3.14 to the Credit Agreement.

Schedule 3.14 to the Credit Agreement is hereby replaced by Schedule 3.14 attached hereto as Exhibit A, which, from and after the First Amendment Effective Date (as defined below), shall be deemed to be Schedule 3.14 to the Credit Agreement as amended by this Amendment, for all purposes under the Credit Agreement and all other Loan Documents until such Schedule 3.14 shall be further updated, supplemented or otherwise modified in accordance with Section 5.16(b) of the Credit Agreement as amended by this Amendment.

Section 2.11. Certifications, Confirmation, Consent and Authorization Regarding Proposed Merger of Cyprus Subsidiary.

(a) In connection with the proposed merger of the Cyprus Subsidiary with and into AVG Netherlands B.V., a Guarantor and a wholly-owned Subsidiary of the Borrowers (the “Dutch Subsidiary”), in accordance with the merger plan attached as Appendix A to Exhibit B hereto (the “Proposed Merger”), each Borrower hereby certifies to each Lender and to the Administrative Agent that: (i) the Proposed Merger is permitted in all respects under Section 6.4(a) of the Credit Agreement; (ii) the Borrowers are and will be relying on Section 6.4(a) of the Credit Agreement for purposes of the Proposed Merger; and (iii) the consummation of the Proposed Merger and the other transactions contemplated thereby shall comply in all respects with Section 6.4(a) and the other provisions of the Credit Agreement.

(b) Solely based upon (and in reliance on) the Borrowers’ certifications set forth in Section 2.11(a) above, the Lenders party hereto hereby (i) confirm that they do not object to the Proposed Merger, (ii) consent to the letter substantially in the form of Exhibit A and with such changes thereto as the Administrative Agent shall approve (the “Consent Letter”) and (iii) authorize, instruct and direct the Administrative Agent to execute and deliver the Consent Letter on their behalf to the Cyprus Subsidiary.

SECTION 3

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each Loan Party and Lenders constituting Required Lenders; (ii) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or any other Loan Document, and (iii) on behalf of each Lender consenting to this Amendment by executing and delivering a counterpart signature page of this Amendment to the Administrative Agent no later than 5:00 p.m., New York City time, on August 3, 2011 (or such later time and date as agreed upon by the Administrative Agent and the Borrowers), an amendment consent fee in an amount equal to 0.15% of the aggregate principal amount of such Lender’s Loans outstanding as of the First Amendment Effective Date, which fee shall be due and payable in full by the Borrowers on the First Amendment Effective Date.

(c) Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

(d) On and as of the First Amendment Effective Date, (i) there shall exist no Default or Event of Default and (ii) each of the representations and warranties contained in Section 4 below shall be true and correct in all material respects as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(e) The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding the Loan Parties as the Administrative Agent may reasonably request.

SECTION 4

REPRESENTATIONS AND WARRANTIES

Section 4.01. Borrowers.

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein and to consent to the Consent Letter as provided herein, each Borrower party hereto represents and warrants to each Lender and the Administrative Agent that on and as of the First Amendment Effective Date:

(a) it has the power and authority, and the legal right, to make, deliver and perform this Amendment, and the Credit Agreement as amended by this Amendment, and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment, and the Credit Agreement as amended by this Amendment;

(b) no material approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Amendment, and the Credit Agreement as amended by this Amendment, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(c) this Amendment has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Amendment and the transactions contemplated hereby will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents);

(e) no Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect and no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment; and

(f) each of the representations and warranties contained in Section 3 of the Credit Agreement as amended by this Amendment, are and will be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

Section 4.02. Loan Parties.

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein and to consent to the Consent Letter as provided herein, each Loan Party party hereto represents and warrants to each Lender and the Administrative Agent that on and as of the First Amendment Effective Date:

(a) it has the power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment;

(b) no material approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person, with respect to itself, is required in connection with the transactions contemplated hereby or with its execution, delivery or performance, or the validity or enforceability of this Amendment with respect to itself, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(c) this Amendment has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Amendment and the transactions contemplated hereby will not violate any Requirement of Law or any material Contractual Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation on such Loan Party or the assets of such Loan Party (other than the Liens created by the Security Documents); and

(e) it is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect and no Default or Event of Default has occurred with respect to itself that is continuing or will result from the consummation of the transactions contemplated by this Amendment.

SECTION 5

ACKNOWLEDGMENT AND CONSENT

(a) Each Guarantor hereby (i) acknowledges it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment and (ii) confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

(b) Each Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 6

MISCELLANEOUS

Section 6.01. Counterparts.

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including, without limitation, “.pdf” format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent.

Section 6.02. Headings.

Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.03. GOVERNING LAW.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.04. WAIVERS OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.05. Severability of Provisions.

Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.06. Continuing Effect.

(a) Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and the Credit Agreement is in all respects hereby ratified, confirmed and preserved.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(c) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(d) This Amendment is a “Loan Document” for all purposes under the Credit Agreement and each other Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVG HOLDING COÖPERATIEF U.A.

By:	/s/ G.Y. Rolobes
Name: Mr. G.Y. Rolobes
Title: Manager Regal of Private Equity Services (Amsterdam) B.V.

AVG TECHNOLOGIES N.V.

By:	/s/ John Little
Name: John Little
Title: Managing Director

AVG NETHERLANDS B.V.

By:	/s/ G.S. Van Gaarsen
Name: G. S. van Gaarsen
Title: Director

AVG ECOMMERCE CY LIMITED

By:	/s/ Loizos Kounzouris
Name: Loizos Kounzouris
Title: Director

Signature Page to Amendment No. 1 to Credit Agreement

AVG TECHNOLOGIES CY LIMITED

By:	/s/ M. S. van Maersen
Name: M.S. van Maersen
Title: Director

AVG TECHNOLOGIES CZ, S.R.O.

By:	/s/ Christophe François
Name: Christophe François
Title: Managing Director

AVG TECHNOLOGIES UK LIMITED

By:	/s/ Christophe François
Name: Christophe François
Title: Managing Director

AVG TECHNOLOGIES USA, INC.

By:	/s/ Robert Blasman
Name: Robert Blasman
Title: President

Signature Page to Amendment No. 1 to Credit Agreement

AVG EXPLOIT PREVENTION LABS, INC.

By:	/s/ Robert Blasman
Name: Robert Blasman
Title: President

Signature Page to Amendment No. 1 to Credit Agreement

AVG TECHNOLOGIES GER GMBH

By:	/s/ Ursula Rutovitz
Name: Ursula Rutovitz
Title: Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

Oppida Investments Limited,
as a Lender

By:	/s/ William Mansfield
Name: William Mansfield
Title: Officer

For Lenders requiring a

second signature block:

By:
Name:
Title:

Signature Page to Amendment No. 1 to Credit Agreement